Exhibit p(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of CCB FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                   TITLE                                         DATE

/S/JOHN F. DONAHUE           Chairman and Trustee                 July 19, 1999
---------------------------
John F. Donahue               (Chief Executive Officer)



/S/EDWARD C. GONZALES        President, Treasurer and             July 19, 1999
---------------------------
Edward C. Gonzales           Trustee
                             (Principal Financial and
                              Accounting Officer)

/S/THOMAS G. BIGLEY          Trustee                              July 19, 1999

Thomas G. Bigley

/S/JOHN T. CONROY, JR.       Trustee                              July 19, 1999
---------------------------
John T. Conroy, Jr.



/S/WILLIAM J. COPELAND       Trustee                              July 19, 1999

William J. Copeland

SIGNATURES                   TITLE                                         DATE

/S/LAWRENCE D. ELLIS, M.D.   Trustee                              July 19, 1999
---------------------------
Lawrence D. Ellis, M.D.



/S/PETER E. MADDEN            Trustee                              July 19, 1999

Peter E. Madden

/S/JOHN E. MURRAY, JR.        Trustee                              July 19, 1999
---------------------------
John E. Murray, Jr.



/S/MARJORIE P. SMUTS          Trustee                              July 19, 1999

Marjorie P. Smuts

Sworn to and subscribed before me this  19  day of JULY    , 1999
                                      ------      ---------




/S/CHERI S. GOOD

Cheri S. Good

Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001

Member, Pennsylvania Association of Notaries